SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): July 19, 2000
                                                 --------------


                                The Stanley Works
                               ------------------
               (Exact name of registrant as specified in charter)


  Connecticut                  1-5224                      06-0548860
---------------             ------------                  -------------
(State or other             (Commission                   (IRS Employer
jurisdiction of              File Number)                 Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
-------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111
                                                   --------------




                         Not Applicable

   (Former name or former address, if changed since last report)










                       Exhibit Index is located on Page 4
                               Page 1 of 13 Pages

         Item 5.      Other Events.
                      ------------

                      1. On July 19, 2000, the Registrant announced second quarter 2000 results. Attached as Exhibit 20(i) is a copy of the Registrant's press release.


         Item 7.      Financial Statements and Exhibits.
                      ---------------------------------

                  (c) 20(i)   Press Release dated July 19, 2000
                              announcing second quarter 2000 results.

                      20(ii) Cautionary statements relating to forward looking statements included in
                              Exhibit   20(i)  and  made  today  in  a
                              conference call with industry analysts, shareowners and other participants.

                               Page 2 of 13 Pages

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           THE STANLEY WORKS



Date: July 19, 2000           By:          Jennifer O. Estabrook
                                           ---------------------
                              Name:        Jennifer O. Estabrook
                              Title:       Vice President, General Counsel
                                           and Secretary

                               Page 3 of 13 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                               Dated July 19, 2000



                      Exhibit No.           Page

                        20 (i)                5

                        20 (ii)              12







































                               Page 4 of 13 Pages

                                                             Exhibit 20 (i)

STANLEY REPORTS IMPROVED SECOND QUARTER SALES AND PROFITS

LED BY STRONG U.S. INDUSTRIAL SALES AND CONSUMER HAND TOOLS SALES VOLUMES

New Britain, Connecticut, July 19, 2000: The Stanley Works (NYSE: "SWK") announced that second quarter net income was $51 million, or $.58 per diluted share, equaling the First Call consensus of Wall Street analyst estimates. In the second quarter last year, the company had "core" earnings of $48 million, or $.54 per diluted share.

Core results in 1999 excluded restructuring charges, restructuring-related transition costs and certain other non-recurring costs. In mid-1999, these costs were eliminated, and the additional disclosure of "core" earnings ceased. Inclusive of such costs, the company earned $25 million, or $.28 per diluted share, in the second quarter of 1999.

Net sales were $703 million, 3% higher than last year. Overall unit volume increased 5% on strength across consumer and industrial tool channels in the Americas, offset by a 1% decline from foreign currency translation and a 1% decline from unfavorable pricing. Sales increased 3% in the Tools segment and 2% in Doors. Sales increased 5% in the Americas and 13% in Asia, while sales in Europe declined 9%. The decline in Europe was principally attributable to unfavorable currency translation.

John M. Trani, Chairman and Chief Executive Officer, commented: "While our overall sales growth was modest, unit volume increased 6% in the Americas. We redirected a portion of our direct sales force to the construction supply channel and supported their efforts with increased coverage by our fastening SWAT teams. These efforts yielded double-digit percentage growth in the sales of fastening products in this channel.

"At the same time, our fill rates to large retail customers have remained at consistent high levels, and our lead-times have declined. This has allowed them to adjust their inventories to lower levels. Despite this impact, sales to these customers grew at double-digit rates. In summary, our solid fill rates, steady stream of new products and 'War in the Store' in-store merchandising initiatives are producing better results."

                               Page 5 of 13 Pages

Somewhat offsetting these sales gains were the expected lingering effects of the mid-1999 Hechinger liquidation upon the company's hardware business, greater than anticipated weakness of European currencies and weaker sales of fastening products to retail customers.

Gross margin improved 70 basis points to 36.4% compared with second-quarter 1999 "core" gross margin of 35.7%, despite increasing commodity cost pressures. Benefits continue to be realized from the combination of improved cost controls, continuing and carryover restructuring benefits, higher volume and continued progress on material cost.

Selling, general and administrative expenses were $168 million or 23.9% of sales, versus 23.6% in the second quarter of 1999 and down, as expected, 80 basis points from the 24.7% first quarter 2000 level. Operating income was $88 million, or 12.5% of sales, versus $83 million "core" operating income, or 12.1% of sales, in the second quarter of 1999.

Mr. Trani continued: "Productivity is our primary opportunity for short-term improvement and we are on track to achieve the expected $80 million for 2000. In addition, it's encouraging that SG&A expenses declined as a percentage of sales and were 20 basis points below the goal of equaling the Q3 1999 level. We are lowering our cost structure and serving our customers better, two prerequisites for achieving sustained, profitable growth."

Overall the company's $50 million of operating cash flow approximated net income levels and led to the generation of $18 million free cash flow (cash from operations, less capital expenditures and dividends) compared with $11 million in the second quarter of 1999.

Tools sales increased 2.7% over the second quarter of 1999. Operating margin was 14.0%, compared with 13.9% "core" operating margin in the same period last year. Doors segment sales increased 2.0% versus last year's second quarter. The Doors segment operating margin was 7.2% of sales versus 5.8% "core" operating margin in the second quarter of last year, reflecting slightly higher volume and productivity increases, somewhat offset by a continuing shift in the mix of product to lower-margin customers in the retail channel.

Mr. Trani expressed cautious optimism: "As expected, productivity was the story again this quarter. For the fourth consecutive quarter, our operations team made progress in lowering our cost base. In addition, sales are beginning to increase. Unit volume growth of 5% was the highest in seven quarters and has increased in each of four consecutive quarters."

                               Page 6 of 13 Pages

Reflecting its confidence in the near-term outlook, the company repurchased another 1.2 million of its common shares during the quarter, bringing its year-to-date total to 3.3 million shares. The company is continuing its share repurchase program into the second half of 2000.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, door systems and related hardware for professional, industrial and consumer use.

Investors Gerard J. Gould               Media Vance N. Meyer
Contact:  Director, Investor Relations  Contact:  Director,
-------                                 --------
                                                 Communication & Public Affairs
         (860) 827-3833 office         (860) 827-3871 office
         (860) 658-2718 home           (203) 795-0581 home
          ggould@stanleyworks.com      vmeyer@stanleyworks.com


This press release contains forward-looking statements. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available on the company's Internet web site at www.stanleyworks.com. Alternatively, they are available through PR Newswire's "Company News On-Call" service by FAX at 800-758-5804, ext. 874363.

                               Page 7 of 13 Pages

                       THE STANLEY WORKS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (Unaudited, Millions of Dollars Except Per Share Amounts)




                             Second Quarter           Six Months
                             2000     1999          2000       1999

Net Sales                  $ 702.8  $ 685.5     $ 1,398.2  $ 1,369.2
Costs and Expenses
  Cost of sales              447.1    455.1         885.1      906.5
  Selling, general and
    administrative           168.1    182.2         340.0      355.3
  Interest - net               7.2      7.7          13.7       14.9
  Other - net                  3.7      2.4           9.7        7.0

                             626.1    647.4       1,248.5    1,283.7

Earnings before
    income taxes              76.7     38.1         149.7       85.5

Income Taxes                  26.1     12.8          50.9       29.9
Net Earnings               $  50.6  $  25.3     $    98.8  $    55.6


Net Earnings Per
    Share of Common Stock

     Basic                 $  0.58  $  0.28     $    1.12  $    0.62

     Diluted               $  0.58  $  0.28     $    1.12  $    0.62

Dividends per share        $  0.22  $ 0.215     $    0.44  $    0.43

Average shares outstanding
    (in thousands)

     Basic                  87,614   89,447        88,293     89,439

     Diluted                87,827   89,831        88,526     89,751









                               Page 8 of 13 Pages

                       THE STANLEY WORKS AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Unaudited, Millions of Dollars)

                                                 July 1          July 3
                                                  2000            1999

ASSETS

  Cash and cash equivalents                   $    83.0       $    84.8
  Accounts receivable                             564.1           534.8
  Inventories                                     399.9           370.8
  Other current assets                             71.7            77.6

       Total current assets                     1,118.7         1,068.0

  Property, plant and equipment                   511.8           490.6
  Goodwill and other intangibles                  178.8           187.1
  Other assets                                    101.2           142.3

                                              $ 1,910.5       $ 1,888.0


LIABILITIES AND SHAREOWNERS' EQUITY
  Short-term borrowings                       $   289.3       $   251.7
  Accounts payable                                220.4           173.6
  Accrued expenses                                267.6           274.9

       Total current liabilities                  777.3           700.2

  Long-term debt                                  252.9           298.7
  Other long-term liabilities                     175.9           208.2
  Shareowners' equity                             704.4           680.9

                                              $ 1,910.5       $ 1,888.0














                               Page 9 of 13 Pages

                       THE STANLEY WORKS AND SUBSIDIARIES
                          SUMMARY OF CASH FLOW ACTIVITY
                        (Unaudited, Millions of Dollars)


                                     Second Quarter        Six Months
                                      2000      1999      2000      1999

Operating Activities
   Net earnings                    $  50.6   $  25.3   $  98.8   $  55.6
   Depreciation and amortization      20.4      21.2      44.1      45.3
   Other non-cash items               (0.1)      9.4       7.1      13.8
   Changes in working capital         (1.8)      7.2    (63.4)    (34.0)
   Changes in other operating
      assets and liabilities         (18.7)     (7.4)   (38.7)    (20.5)
   Net cash provided by
      operating activities            50.4      55.7     47.9      60.2



Investing and Financing Activities
   Capital and software expenditures (12.8)    (25.7)   (28.8)    (50.7)
   Proceeds from sales of assets       2.8       9.5      3.5      14.9
   Net borrowing activity            (24.3)     (9.8)   103.6      (0.4)
   Net stock transactions            (32.2)     (3.3)   (76.2)     (3.9)
   Cash dividends on common stock    (19.2)    (19.2)   (38.7)    (38.3)
   Other                             (10.6)     (2.9)   (16.3)     (7.1)
   Net cash used by financing
      and investing activities       (96.3)    (51.4)   (52.9)    (85.5)


Increase (Decrease) in Cash and
   and Cash Equivalents              (45.9)      4.3     (5.0)    (25.3)

Cash and Cash Equivalents,
   Beginning of Period               128.9      80.5     88.0     110.1

Cash and Cash Equivalents,
   End of Second Quarter           $  83.0    $ 84.8  $  83.0   $  84.8






                               Page 10 of 13 Pages

                       THE STANLEY WORKS AND SUBSIDIARIES
                          BUSINESS SEGMENT INFORMATION
                        (Unaudited, Millions of Dollars)

                            Second Quarter            Six Months
                            2000     1999          2000       1999

INDUSTRY SEGMENTS
Net Sales

  Tools                   $ 547.5  $ 533.2      $ 1,091.2   $ 1,058.6
  Doors                     155.3    152.3          307.0       310.6

  Consolidated            $ 702.8  $ 685.5      $ 1,398.2   $ 1,369.2



Operating Profit

  Tools                   $  76.4  $  74.1      $   150.5   $   140.6
  Doors                      11.2      8.8           22.6        21.7

                             87.6     82.9          173.1       162.3

  Restructuring-related
    transition and other
    non-recurring costs        -     (34.7)            -        (54.9)
  Interest-net               (7.2)    (7.7)         (13.7)      (14.9)
  Other-net                  (3.7)    (2.4)          (9.7)      ( 7.0)
  Earnings Before
      Income Taxes        $  76.7  $  38.1      $   149.7   $    85.5















                               Page 11 of 13 Pages

                                                              Exhibit 20 (ii)

                              CAUTIONARY STATEMENTS
                              ---------------------
           Under the Private Securities Litigation Reform Act of 1995
           ----------------------------------------------------------

The statements in the company's press release attached to this Current Report on Form 8-K and made today in a conference call with industry analysts, shareowners and other participants regarding the company's ability (1) to achieve $80 million in productivity improvements this year, (2) to lower the overall cost structure to become more competitive, (3) to increase market share and achieve sales growth of 3-4% this year, (4) to reduce selling, general and administrative expenses as a percentage of sales, (5) to deliver over $250 million in cash flow from operations this year and (6) to decrease working capital by $50 million this year are forward looking and inherently subject to risk and uncertainty.

The company's ability to improve productivity by $80 million this year and to lower the cost structure is dependent on the success of various initiatives that are underway or that are being developed to improve manufacturing operations and to implement related control systems. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events. In addition, the company's ability to leverage the benefits of gross margin improvements is dependent upon achieving the targeted level of selling, general and administrative expenses.

The company's ability to increase market share and achieve 3-4% sales growth this year is dependent upon a number of factors, including: (i) the ability to recruit and retain a sales force comprised of employees and manufacturers reps,
(ii) the success of the "War in the Store" initiatives to increase retail sell through and stimulate demand for the company's products, (iii) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage, (iv) the ability of the company to fulfill increased demand for its products, (v) the absence of pricing pressures from customers and competitors and the ability to defend market share in the face of price competition, (vi) the ability to improve the cost structure in order to

                               Page 12 of 13 Pages
fund new product and brand development and (vii) the acceptance of the company's new products in the marketplace as well as the ability to satisfy demand for these products.

The company's ability to reduce selling, general and administrative expenses as a percentage of sales is dependent upon the success of various process improvement activities, the continued success of changes to the sales organization and the reduction of transaction costs.

The company's ability to generate $250 million of cash flow from operations in 2000, to improve working capital by $50 million this year and sustain improved collection efforts is dependent on achieving its earnings growth targets and the continued success of improvements in processes to manage inventory and receivables levels.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade,
monetary  and  fiscal   policies   and  laws,   inflation,   currency   exchange
fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products and recessionary or expansive trends in the economies of the world in which the company operates.

                               Page 13 of 13 Pages